SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017 (December 13, 2017)

SIBANNAC, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55578	33-0903494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2122 East Highland Avenue, Suite 425

Phoenix, AZ 85016

Tel. (480) 498-8300

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

Strategic Alliance Agreement with Bravatek Solutions, Inc.

On December 1, 2017, the Company entered into a Strategic Alliance Agreement (“SAA”) with Bravatek Solutions, Inc. (“Bravatek”), filed on Form 8-K on December 4, 2017.

The SAA was put in place to take advantage of beneficial timing, as Bravatek had a previously scheduled trip to central Asia on December 5, 2017, which would permit Bravatek to introduce our Air Cylinder Wheel to various mining interests abroad. Based upon the limited engagement with Bravatek and the plan of operations referred to herein below in Item 8.01, the parties have mutually terminated the SAA. Bravatek filed its Form 8-K terminating the SAA on December 13, 2017.

Item 8.01 Other Events.

The Company has decided to launch sales domestically in the United States and Canada, due to the proximity to our local manufacturing solutions and shipping logistics. As a result, there is no timetable in place for expansion into the Asian and European markets, obviating the need to have any marketing partners in those regions at this time.

As previously announced, the Company is presently negotiating the equity acquisition with Global Air Cylinder Wheel, LLC and advanced discussions are underway with leading mining companies and suppliers to conduct testing and demonstrations, both in the laboratory and on-site in active mining conditions. The Company will be announcing the specific testing partners as these agreements are finalized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBANNAC, INC.
Date: December 15, 2017	By: /s/ David Mersky
David Mersky
Chief Executive Officer

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